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                                   EXHIBIT 21

                         Subsidiaries of the Registrant


Parent
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CKF Bancorp, Inc.

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                                                            State or Other
                                                            Jurisdiction of   Percentage
Subsidiaries (1)                                            Incorporation     Ownership
----------------                                            -------------     ---------
Central Kentucky Federal Savings Bank                       United States        100%


Subsidiary of Central Kentucky Federal Savings Bank (1)
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Central Kentucky Savings and Loan Service Corporation       Kentucky             100%

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(1)  The assets, liabilities, and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 herein.